SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 11, 2003

Viropro, Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-06718

13-3124057

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

3163 Kennedy Boulevard, Jersey City, NJ  07306

(Address of principal executive offices)

Registrant's telephone number, including area code (201) 217-4137

N/A

(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

Previous Independent Accountant

The accounting firm of Baum & Company, P.A. Certified Public Accountant has resigned as auditors of the company's financial statements effective <r> February 11, 2003.</r>  There were no disagreements with management over accounting standards or any other matters.

(b)

New Independent Accountants

Viropro has retained the services of Mark Cohen C.P.A. of Hollywood, Florida to provide the requisite audit services for the Company. This firm will commence its engagement effective with this filing as requested and approved by the Company’s Board of Directors.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

b) Pro forma financial information.

Not applicable.

(c) Exhibits.

16.1  Letter of Resignation, Baum & Company, P.A., Certified Public Accountants - attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viropro, Inc.

(Registrant)

/s/ Hugh Johnson

--------------------------------------------------

Hugh Johnson, President

Dated:  February 24, 2003                                     Page 3